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                                                                   EXHIBIT 10.6


                             CONTRIBUTION AGREEMENT




                                  BY AND AMONG



         ZELL/MERRILL LYNCH REAL ESTATE OPPORTUNITY PARTNERS LIMITED
                                 PARTNERSHIP

         ZELL/MERRILL LYNCH REAL ESTATE OPPORTUNITY PARTNERS LIMITED
                               PARTNERSHIP II

         ZELL/MERRILL LYNCH REAL ESTATE OPPORTUNITY PARTNERS LIMITED
                               PARTNERSHIP III

         ZELL/MERRILL LYNCH REAL ESTATE OPPORTUNITY PARTNERS LIMITED
                               PARTNERSHIP IV

                        EQUITY OFFICE PROPERTIES, L.L.C.

                         EQUITY OFFICE HOLDINGS, L.L.C.

                         EQUITY GROUP INVESTMENTS, INC.


                                      AND


                       EOP OPERATING LIMITED PARTNERSHIP






                            DATED AS OF APRIL 30, 1997




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                             CONTRIBUTION AGREEMENT

     THIS CONTRIBUTION AGREEMENT (hereinafter referred to as the "Contribution Agreement") is made and entered into as of April 30, 1997 by and among EOP Operating Limited Partnership, a Delaware limited partnership (the "Operating Partnership") and each of Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership, an Illinois limited partnership ("Opportunity Partnership I"); Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership II, an Illinois limited partnership ("Opportunity Partnership II"); Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership III, an Illinois limited partnership ("Opportunity Partnership III"); Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership IV, an Illinois limited partnership ("Opportunity Partnership IV" and, together with Opportunity Partnership I, Opportunity Partnership II and Opportunity Partnership III, the "Opportunity Partnerships"); Equity Office Holdings, L.L.C., a Delaware limited liability company ("EOH"); and Equity Group Investments, Inc., an Illinois corporation ("EGI" and, together with EOH, "Equity Office"). Each of the Opportunity Partnerships, EOH and EGI may be referred to herein individually as a "Contributor" and, collectively, as the "Contributors." Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Glossary attached hereto.

                                    RECITALS

     A. Each of the Opportunity Partnerships owns or will, as of the Closing Date (as defined in Section 2.2 below), own the unencumbered direct or indirect ownership interests in certain limited partnerships, limited liability companies and other entities (collectively, the "Titleholders"), as identified in the attached Exhibits A-1, A-2, A-3 or A-4 (the "Titleholder Interests").

     B. Each of the Titleholders will have been, as of the Closing Date, validly formed pursuant to a limited partnership agreement, limited liability company agreement or other agreement (each an "Organizational Document"), to hold or acquire fee simple or beneficial title to, a ground leasehold estate in, or a mortgage interest in, a discrete office or garage property (individually, a "Property" and collectively, the "Properties"), as generally identified in the attached Exhibit B.

     C The Opportunity Partnerships desire to contribute the Titleholder Interests to the Operating Partnership in consideration for units evidencing an ownership interest in the Operating Partnership ("Units").

     D. Equity Office desires to contribute to the Operating Partnership, also in consideration for Units, all of its right, title and interest in certain assets, personal property and management contracts as identified on Exhibit C constituting all of the assets (except only for the Excluded Assets referenced in said Exhibit C) and liabilities relating to Equity Office's office and parking management and leasing businesses (inclusive of the assets and liabilities of EOH's subsidiary entities, Equity Office Properties, L.L.C. and Equity Capital Holdings, L.L.C.) for the period from and after the Closing Date hereunder (collectively, the "Management Business").

     E. The purpose and intent of this Contribution Agreement is to set forth the terms and conditions pursuant to which the foregoing contributions shall occur.


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                               TERMS OF AGREEMENT

     NOW, THEREFORE, for and in consideration of the foregoing premises, and the mutual undertakings set forth below, the parties hereto agree as follows:

      1. CONTRIBUTION OF TITLEHOLDER INTERESTS AND MANAGEMENT BUSINESS IN EXCHANGE FOR UNITS

           1.1 CONTRIBUTIONS TO THE OPERATING PARTNERSHIP.

           (a) At the Closing and subject to the terms and conditions contained herein, each Opportunity Partnership shall contribute or cause to be contributed to the Operating Partnership all of its Titleholder Interests and other property interests described herein (for each Opportunity Partnership, collectively its "Contributed Opportunity Partnership Assets") by executing, acknowledging and delivering the following:

           1.    One or several Assignment and Assumption
                 Agreements substantially in the form attached hereto as Exhibit D as required to transfer all of the Titleholder Interests owned by such Opportunity Partnership (each an "Assignment and Assumption Agreement");

           2.    A bill of sale conveying to the Operating
                 Partnership all personal property owned by the Opportunity Partnership; exclusive of cash required to be distributed to the partners of such Opportunity Partnership in order to permit the ZML REIT therein to make a distribution to its shareholders immediately prior to the Closing in an amount sufficient to satisfy the distribution requirements applicable to REITs for avoidance of the payment of any federal income or excise tax (the "Required REIT Distribution") and any additional sum which such Opportunity Partnership elects to distribute thereafter to its partners from the proceeds of its prior sale of non-office assets; but including, without limitation, all personal property owned by the Opportunity Partnership and used in connection with the ownership or operation of the Properties, substantially in the form attached hereto as Exhibit E (each a "Bill of Sale");

           3.    An Assignment and Assumption of Intangible Rights
                 Agreement substantially in the form attached hereto as Exhibit F (the "Assignment and Assumption of Intangible Rights");

           4. Stock certificates or other indicia of ownership in the Titleholders (or interests therein) and promissory notes, if any, held by the Opportunity Partnership, assigned or endorsed in blank; and

           5.    Amended and Restated Agreement of Limited
                 Partnership for the Operating Partnership (the "OP Agreement") substantially in the form attached hereto as Exhibit G.


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            (b) At the Closing and subject to the terms and conditions contained herein, Equity Office shall contribute or cause to be contributed to the Operating Partnership the Management Business by executing, acknowledging and delivering the following:

            1.   An Assignment and Assumption of Management
                 Business Agreement substantially in the form attached hereto as Exhibit H (the "Assignment and Assumption of Management Business Agreement");

            2.   A bill of sale assigning to the Operating
                 Partnership all personal property (other than the "Excluded Assets" as described in Exhibit C hereto) now or hereafter owned by Equity Office in connection with the Management Business substantially in the form attached hereto as Exhibit I (the "Management Business Bill of Sale");

            3.   As required in the discretion of the Operating
                 Partnership's counsel, assignments and assumptions of leasehold estates, together with any necessary consents of landlords; and

            4.   The OP Agreement.

            (c) At the Closing and subject to the terms and conditions contained herein, the Operating Partnership will accept the contributions made by or on behalf of the Opportunity Partnerships and Equity Office by executing, acknowledging and delivering each of the foregoing documents requiring its signature and shall prepare Exhibit A to the OP Agreement in order to reflect the issuance of Units in accordance with the provisions of this Agreement.

            (d) The parties hereto shall take such additional actions and execute such additional documentation as may be required by the Organizational Documents, the OP Agreement or, in the reasonable judgment of counsel to the Operating Partnership, in order to effect fully the transactions contemplated hereby, including, without limitation, amendments to the Organizational Documents as required to admit the Operating Partnership or its designee as the owner of the Titleholder Interests in lieu of an Opportunity Partnership.

            1.2 CALCULATION OF UNITS TO BE ISSUED.

            Subject to Section 1.3 below, the Operating Partnership shall at Closing, in consideration for the Contributed Opportunity Partnership Assets or the Management Business, as the case may be, transfer to each Contributor a number of Units equal to the product of:

                (x)   the quotient of

                      (i) the Adjusted Consideration (as defined below) for each such Contributor divided by

                      (ii) the sum of the Adjusted Consideration for all
                           Contributors (without regard to the proceeds from the IPO)


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




                                  multiplied by

                 (y) the excess of

                        (i)  the quotient of

                             (A)  the number of
                                  shares of beneficial interest (without regard to any overallotment option) of Equity Office Properties Trust, a Maryland real estate investment trust (the "Company" and the "Common Shares") sold to the public in the initial public offering of such shares, when and if it occurs (the "IPO")

                                      divided by

                             (B)  the fractional
                                  ownership interest (expressed in decimal form) in the Operating Partnership that the Common Shares sold in the IPO represent upon their issuance (without regard to any overallotment option)


                                      over

                        (ii) the number of Common Shares sold in the IPO
                             (without regard to any overallotment option).

         1.3 ADJUSTED CONSIDERATION.

     (a) The "Initial Consideration" for the real and tangible personal property interests included in each Opportunity Partnership's
Contributed Opportunity Partnership Assets has been determined and fixed, on a collective basis, as of December 31, 1996 (the "Initial Valuation Date") to be the dollar amount so designated on Exhibit A-1, A-2, A-3 or A-4. In order to determine the final valuation amount (the "Adjusted Consideration") for each Opportunity Partnership's contribution to the Operating Partnership, its Initial Consideration amount shall be increased or decreased as of the last day of the calendar month first preceding the month in which the preliminary prospectus used in connection with the IPO is dated (the "Final Valuation Date") as follows:

         first: by adding the amount of its cash then on hand (exclusive of cash held for the account of third parties) after deduction of
                 (x) the sum which the Contributor estimates to be required to be distributed to its partners in order to make any Required REIT Distribution and (y) any additional sum which the Contributor elects to distribute thereafter to its partners from the proceeds of its prior sale of non-office assets;

         second: by adding the value (which shall be determined in good faith by the Operating Partnership and reasonably acceptable to such Contributor) of all intangible non-real estate assets (exclusive of cash and accounts receivable) to be contributed by such Contributor hereunder;


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




      third: by adding or deducting, as appropriate, a credit or charge (determined in good faith by the Operating Partnership and reasonably acceptable to the Contributor) reflective of the amount by which the terms of the Contributor's mortgage indebtedness are above or below prevailing market terms;

      fourth: by deducting the principal amount of all then-outstanding mortgage indebtedness of such Contributor (exclusive of such indebtedness having a remaining term of less than one year);

      fifth:     by adding or deducting, as appropriate, the Net Proration
                 Amount;

      sixth by deducting the amount of any unexpended capital transaction proceeds paid to the Opportunity Partnership after the Initial Valuation Date and prior to the Final Valuation Date as a result of an insurance recovery or condemnation or assignment in lieu of condemnation;

      seventh: by adding or deducting, as appropriate, the amount by which the Consolidation Expenses paid or reserved by such Contributor exceeded or was less than such Contributor's proportionate share of all such Consolidation Expenses which were paid or reserved prior to the Final Valuation Date by all of the Contributors (calculated in the same proportion as its Initial Consideration amount bears to the aggregate of all Initial Consideration amounts) (each Contributor's "Proportionate Expense Allocation Adjustment:);

      eighth: by deducting, in the case of Opportunity Partnership I, the Initial Consideration amounts for any Properties sold subsequent to the Initial Valuation Date and prior to the Final Valuation Date (being the aggregate sum of $66,625,000 for Barton Oaks and 8383 Wilshire); and

      ninth: by adding the gross purchase price for any Properties acquired by such Contributor subsequent to the Initial Valuation Date and prior to the Final Valuation Date.

The parties agree that, inasmuch as Properties acquired or optioned subsequent to the Final Valuation Date will be purchased, in part, from cash balances reflected in clause first above and are not included in the Initial Consideration amounts, no adjustment is required to be made in the calculation of the Adjusted Consideration for Properties that may be acquired or optioned subsequent to the Final Valuation Date, notwithstanding that those Properties shall be included within the definition of the Opportunity Partnership's Contributed Opportunity Partnership Assets and in the determination of such Opportunity Partnership's Titleholder Interests.

     (b) The "Adjusted Consideration" for the Management Business is One Hundred Sixty Million Dollars ($160,000,000) and shall not be subject to adjustment, except only for any required Proportionate Expense Allocation Adjustment which Equity Office does not pay in cash at or prior to Closing.


                                       5


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        1.4 TREATMENT AS CONTRIBUTION.

        The transfer, assignment and exchange of interests effectuated with respect to the Operating Partnership pursuant to this Contribution Agreement shall constitute a "Capital Contribution" pursuant to Article IV of the OP Agreement and is intended to be governed by Section 721(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     2. CLOSING

        2.1 CONDITIONS PRECEDENT.

        The closing of the Company's IPO on or before March 31, 1998, is a condition precedent to the obligations of all parties to this Contribution Agreement to effect the transactions contemplated hereunder.

        In addition to the foregoing, the Operating Partnership shall not be obligated to close hereunder absent satisfaction of the following additional conditions precedent if such failure is, in the judgment of the Operating Partnership, either intentional or likely to have a Material Adverse Effect on the Operating Partnership or its future operations:

        (a) The representations and warranties of each of the Contributors contained herein shall have been true and correct on the date such representations and warranties were made, and shall be true and correct on the Closing Date as if made at and as of such date;

        (b) Each of the obligations hereunder of each of the Contributors shall have been duly performed on or before the Closing Date;

        (c) Concurrently with the Closing, each of the Contributors shall have executed and delivered to the Operating Partnership the documents required to be delivered hereunder;

        (d) Except as otherwise permitted herein, each of the Contributors shall have obtained all consents or approvals of any Governmental Entity or third party to the consummation of the transactions contemplated hereunder or in the Proxy Solicitation;

        (e) No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or Governmental Entity that prohibits the consummation of the transactions contemplated herein, and no litigation or governmental proceeding seeking any such order shall be pending or threatened in writing; and

        (f) There shall not have occurred between the date hereof and the Closing Date any adverse change in any Titleholder's assets, business, financial condition, results of operations or prospects or the Management Business.

        2.2 TIME AND PLACE.

        The date, time and place of the transactions contemplated hereunder be the day the Operating Partnership receives the proceeds from the IPO at 10:00 a.m. in the

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office of Rosenberg & Liebentritt, P.C., Suite 1600, Two North Riverside Plaza,
Chicago, Illinois 60606 (the "Closing" or "Closing Date"); provided that if the Closing has not occurred on or prior to March 31, 1998, then any Contributor or the Operating Partnership may terminate this Contribution Agreement upon written notice delivered to all other parties hereto and upon such termination, no party shall have any further rights, obligations or liabilities hereunder, except for any rights, obligations or liabilities expressly surviving the termination of this Contribution Agreement. The transfers described herein and all closing deliveries, and the consummation of the IPO, shall be deemed concurrent for all purposes.

     2.3 CLOSING DELIVERIES.

     At the Closing, the parties shall make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered, as appropriate, the legal documents and other items (collectively the "Closing Documents") necessary in the judgment of counsel to the Company to carry out the intention of this Contribution Agreement and the S-11 Registration Statement, which Closing Documents and other items shall include, without limitation, the documents described in Section 1.1 above, together with the following:

     (i) Each of the Opportunity Partnerships shall deliver, to the Operating Partnership, the books and records, title insurance policies, leases, lease files, contracts, stock certificates, original promissory notes, and other indicia of ownership for the Titleholders and Titleholder Interests in which it has an ownership interest;

     (ii) Equity Office shall deliver to the Operating Partnership all books and records, stock certificates or other indicia of ownership for assets included within the definition of the Management Business;

     (iii) Each of the Contributors shall deliver to the Operating Partnership its affidavit stating the Contributor's United States Taxpayer Identification Number and that the Contributor is not a foreign person pursuant to section 1445(b)(2) of the Code and a comparable affidavit satisfying any other withholding requirements;

     (iv) There shall have been adopted an amendment to each Opportunity Partnership's Agreement of Limited Partnership substantially in the form attached hereto as Exhibit J-1, J-2, J-3 or J-4;

     (v) Each ZML REIT shall have executed a merger agreement so as to merge into the Company substantially in the form attached hereto as Exhibit K (the "Merger Agreement");

     (vi) The title policies and endorsements described in Exhibit L hereto, subject to such exceptions, if any, as may be acceptable to the Company (collectively the "Title Policies") shall have been issued to the Operating Partnership, or other proper party as specified in Exhibit L, effective as of the Closing Date; and

     (vii) Endorsement of all other insurance policies (exclusive of insurance maintained by tenants) naming an Opportunity Partnership or Equity Office as an insured or other beneficiary shall have been issued in order to substitute the Operating Partnership in lieu of the Opportunity Partnership or Equity Office.

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





        (viii) Equity Office shall deliver to the Operating Partnership an estoppel certificate from each ownership entity under each of the material management contracts comprising the Management Business (collectively the "Management Contracts") confirming the absence of any material defaults or claims for indemnification thereunder and consenting to the assignment of the Management Contracts to the Operating Partnership.

        (ix) Equity Office shall contribute to Equity Office Properties Management Corp. the sum of One Hundred Fifty Thousand Dollars ($150,000), in cash, as consideration for one hundred percent (100%) of the voting common stock [representing a five percent (5%) profits interest] in said Equity Office Properties Management Corp.

        2.4 CLOSING COSTS.

        The Operating Partnership shall pay any documentary transfer taxes, escrow charges, title charges and recording taxes or fees incurred in connection with the transactions contemplated hereby.

     3. REPRESENTATIONS AND WARRANTIES.

        3.1 REPRESENTATIONS AND WARRANTIES OF THE OPERATING PARTNERSHIP.

        The Operating Partnership hereby represents and warrants to each of the Contributors that:

        (a) Organization; Authority. The Operating Partnership (i) is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, and (ii) has all requisite power and authority to enter into this Contribution Agreement and all agreements contemplated hereby and to issue the Units. The persons and entities executing this Contribution Agreement and all agreements contemplated hereby on behalf of the Operating Partnership have the power and authority to enter into this Contribution Agreement and such other contemplated agreements.

        (b) Due Authorization. The execution, delivery and performance by the Operating Partnership of its obligations under this Contribution Agreement and all agreements contemplated hereby will not contravene any provision of applicable law, the OP Agreement, charter, declaration of trust or other constituent document of the Operating Partnership or the Company, or any agreement or other instrument binding upon the Operating Partnership or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Operating Partnership, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Operating Partnership of its obligations under this Contribution Agreement and all other agreements contemplated hereby.

        (c) Solvency. The Operating Partnership has been solvent at all times prior to and immediately following the transfer of the Units to the Contributors.

        (d) No Violation. None of the execution, delivery or performance of this Contribution Agreement and the transactions contemplated hereby does or will, with or without

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



the giving of notice, lapse of time, or both, (i) violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination or cancellation of (A) the OP Agreement, (B) any material agreement, document or instrument to which the Operating Partnership is a party or by which the Operating Partnership is bound or (C) any term or provision of any judgment, order, writ, injunction, or decree of any Governmental Entity binding on the Operating Partnership or by which the Operating Partnership or any of its assets or properties are bound or subject or (ii) result in the creation of any Lien, other than a Permitted Lien, upon the Units.

     (e) Compliance with Laws. To the actual knowledge, without investigation, of the officers of the Company having a rank of senior vice president or higher, the Operating Partnership has complied and on the date hereof does substantially comply in all material respects with all applicable laws, ordinances, rules and regulations, whether federal, state or local, foreign, statutory or common, including, without limitation all securities laws. The Operating Partnership has not been informed of any material violation of any such laws, rules or regulations, or that any investigation has been commenced or is contemplated respecting any such possible violation.

     (f) Consents and Approvals. No consent, waiver, approval or authorization of any third party is required to be obtained by the Operating Partnership in connection with the execution, delivery and performance of this Contribution Agreement and the transactions contemplated hereby, except any of the foregoing that shall have been satisfied prior to the Closing Date.

     3.2  REPRESENTATIONS AND WARRANTIES OF EACH OF THE OPPORTUNITY
          PARTNERSHIPS.

     Each Opportunity Partnership makes the following representations and warranties to the Operating Partnership only with respect to: (i) itself, (ii) the Properties identified on such Opportunity Partnership's respective Exhibit A-1, A-2, A-3 or A-4 hereto, and (iii) the Titleholder Interests to be transferred by such Opportunity Partnership.

     (a) Organization; Authority. The Opportunity Partnership (i) is duly formed, is validly existing and in good standing under the laws of the jurisdiction of its formation, and (ii) has all requisite power and authority to own, lease or operate its property and to carry on its business as presently conducted and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary.

     (b) Due Authorization. The execution, delivery and performance of the Contribution Agreement by the Opportunity Partnership has been duly and validly authorized by all necessary action of the Opportunity Partnership. This Contribution Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Opportunity Partnership pursuant to this Contribution Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of such Opportunity Partnership, enforceable against such Opportunity Partnership in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.


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




     (c) Consents and Approvals. No consent, waiver, approval or authorization of any third party is required to be obtained by the Opportunity Partnership in connection with the execution, delivery and performance of this Contribution Agreement and the transactions contemplated hereby, except any of the foregoing that shall have been obtained prior to the Closing Date or in respect to mortgage loans which the Operating Partnership determines, in its sole discretion, can be re-financed on terms acceptable to it at or within one hundred eighty (180) days of Closing, unless, in its judgment, failure to obtain any such consent, waiver, approval or authorization would not have a Material Adverse Effect on the future operations of the Operating Partnership.

     (d) Ownership of the Titleholder Interests. The Opportunity Partnership is the sole owner of the Titleholder Interests shown as owned by it on the attached Exhibits A-1, A-2, A-3 or A-4 subject to no adverse claims or interests other than Permitted Liens and liens, if any, given to secure mortgage indebtedness otherwise encumbering the Properties. Effective as of the consummation of the transactions described herein, the Operating Partnership's title to the Titleholder Interests will be free and clear of any liens, encumbrances, debts, charges, liabilities or obligations except for Permitted Liens and liens, if any, given to secure mortgage indebtedness encumbering the Properties.

     (e) Titleholder Interests. The Titleholder Interests constitute all of the interests owned by the Opportunity Partnership in the Titleholders as set forth on the attached Exhibits A-1, A-2, A-3 and A-4. Each such Titleholder Interest is validly issued, fully paid and non-assessable, and was not issued in violation of any preemptive rights. Each such Titleholder Interest has been issued in compliance with applicable law and the relevant Organizational Documents (as then in effect). Except as set forth on Exhibit M attached hereto, there are no enforceable rights, subscriptions, warrants, options, conversion rights, preemptive rights or agreements of any kind outstanding to purchase or to otherwise acquire any of the interests which comprise the Titleholder Interests or any securities or obligations of any kind convertible into any of the interests which comprise such Titleholder Interests or other equity interests or profit participation of any kind in the Titleholders.

     (f) No Violation. None of the execution, delivery or performance of this Contribution Agreement and the transactions contemplated hereby does or will, with or without the giving of notice, lapse of time, or both, (i) violate, conflict with, result in a material breach of, or constitute a material default under or give to others any right of termination or cancellation of (A) the organizational documents, including the Organizational Documents, charters and bylaws, if any, of the Opportunity Partnership or the applicable Titleholders,
(B) except as otherwise provided in Section 3.2(c) above, any material agreement, document or instrument to which the Opportunity Partnership or any of its Titleholders is a party or by which the Opportunity Partnership or the applicable Titleholders or its Property is bound or (C) any term or provision of any judgment, order, writ, injunction, or decree of any Governmental Entity binding on the Opportunity Partnership or any applicable Titleholder or by which the Opportunity Partnership or the applicable Titleholder or any of its assets or properties are bound or subject or (ii) result in the creation of any Lien, other than a Permitted Lien, upon the Property or any Titleholder Interest of the Operating Partnership. Nothing contained in this Section 3.2 or elsewhere in this Agreement shall be deemed to constitute a representation or warranty as to the amount of transfer taxes payable in connection with the subject transaction.

     (g) Non-foreign Status. The Opportunity Partnership is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate (as defined in the Code),

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



and is, therefore, not subject to the provisions of the Code relating to the withholding of sales proceeds to foreign persons.

     (h) Investment Purposes. The Opportunity Partnership acknowledges its understanding that the offering and sale of the Units to be acquired pursuant to this Contribution Agreement are intended to be exempt from registration under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the "Act"). In furtherance thereof, the Opportunity Partnership represents and warrants to the Company that such Opportunity Partnership is an "accredited investor" (as such term is defined in Rule 501
(a) of Regulation D under the Act) and has no intention of engaging in a public distribution of such Units.

     (i) Compliance with Laws. The applicable Titleholders on the date hereof comply in all material respects with all applicable laws, ordinances, rules and regulations, whether federal, state or local, statutory or common where failure to comply would have a material adverse effect on the Opportunity Partnership or its Properties taken as a whole, and neither any Titleholder nor, to Knowledge, any third party has been informed in writing of any continuing violation in any material respect of any such laws, rules or regulations, or that any investigation has been commenced and is continuing or is contemplated respecting any such possible violation.

     (j) Eminent Domain. Except as described in the attached Exhibit N, there is no existing or, to Knowledge, proposed or threatened condemnation, eminent domain or similar proceeding, or private purchase in lieu of such a proceeding, which would affect any of the Properties owned by such Opportunity Partnership in any material respect.

     (k) Licenses and Permits. To Knowledge, all material notices, licenses, permits, certificates and authority of a material nature required for the continued use, occupancy, management, leasing and operation of the Properties have been obtained or can be obtained without material cost, are in full force and effect, are in good standing and (to the extent required in connection with the transactions contemplated hereby) are assignable to the Operating Partnership. Neither the applicable Titleholders, nor, to Knowledge, any third party has taken any action that would (or failed to take any action the omission of which would) result in the revocation of such notices, licenses, permits, certificates and authority, that would have a material adverse effect on the operations of the Properties, nor has any of them received any written notice of violation from any Governmental Entity or written notice of the intention of any entity to revoke any of them, that in each case has not been cured or otherwise resolved to the satisfaction of such Governmental Entity.

     (l) Taxes. No tax lien or other charge exists or will exist upon consummation of the transactions contemplated hereby with respect to any Property except such tax liens for which the tax is not yet due and payable or which are the subject of a valid tax protest or tax liens or other charges which individually or in the aggregate are immaterial in amount.

     (m) Real Property.

         (i) None of the Opportunity Partnership, the applicable
      Titleholders, nor, to Knowledge, any other party to any agreement affecting any Property, has given or received any notice of default with respect to any material term or condition of any agreement (other than a Lease for space) affecting such Property, including, without limitation any ground lease, which would have a material adverse effect on the Property, and, no event has occurred or, to Knowledge, is threatened in writing, which would have a material adverse effect on the Property and which through the passage of time or the giving of notice, or both, would constitute a material default thereunder, or except as otherwise provided in Section 3.2(c) above, would cause the acceleration of any material obligation of any party thereto or the creation of a Lien upon any asset of the Opportunity Partnership or the applicable Titleholders, except for Permitted Liens. For purposes of this Section 3.2, the term "material agreement" shall be defined with reference to the Property to which such agreement relates. To Knowledge, such material agreements are valid and binding and in full force and effect, have not been materially amended, modified or supplemented since such time as such agreements were made available to the Operating Partnership for its review, except for such amendments, modifications and supplements heretofore made available to representatives of the Operating Partnership, and there are no other material agreements (exclusive of space Leases) with any third parties affecting the Properties which will survive the Closing and be binding on the Operating Partnership.

           (ii) As presently conducted, the operation of the buildings, fixtures and other improvements located on the Properties is not in violation in any material respect of any applicable building code, zoning ordinance or other law or regulation, except for any such violations which individually or in the aggregate would not have a material adverse effect on the Opportunity Partnership or its Properties taken as a whole.

           (iii) Except as set forth in the reports listed on Exhibit O to Knowledge, (i) there is presently no noncompliance, liability or other Claims in connection with Environmental Laws relating to the Properties;
      (ii) no notices of any uncorrected violation or alleged violation of any Environmental Laws relating to the Properties or their use, have been received by any present owner, or, to Knowledge, by any prior owner, operator or occupant of the Property; and (iii) there are no writs, injunctions, decrees, orders or judgments outstanding, or any Claims, relating to the Environmental Laws and the ownership, use, maintenance or operation of the Properties. Any instances of noncompliance, notices of violations, and writs, injunctions, decrees, orders or judgments which may exist or may be outstanding are of the type that individually or in the aggregate would not have a material adverse effect on the Opportunity Partnership or its Properties taken as a whole.

           (iv) All material reports of environmental surveys, audits, investigations and assessments relating to the Properties, including, but not limited to, the Environmental Reports in the possession or control of the Opportunity Partnership or its affiliates have been made available to representatives of the Operating Partnership.

           (v) Except as has been disclosed in writing to the Operating Partnership prior to the date hereof, to Knowledge, all material permits and licenses required under any Environmental Laws in respect of the operation of the Properties have been obtained or can be obtained without material cost and the Properties are in compliance, in all material respects, with the terms and conditions of such permits and licenses.

     (p) Trademarks and Tradenames; Proprietary Rights.

           (i) There are no actions or other judicial or administrative proceedings involving the Opportunity Partnership, the Titleholders, or the Properties pending, or threatened in writing, that concern any copyrights, copyright application, trademarks, trademark registrations, trade names, service marks, service mark registrations, trade names and trade name registrations or any trade secrets being transferred to the Operating Partnership hereunder (the "Proprietary Rights").

           (ii) To Knowledge, the Opportunity Partnership has the right and authority to use each Proprietary Right necessary in connection with the operation of the Properties in the manner in which it is currently used, and to convey such right and authority to the Operating Partnership at the Closing. To Knowledge, current use of the Proprietary Rights does not, and did not, conflict with, infringe upon or violate any copyright, trade secret, trademark or registration of any other person.

           (iii) There are no outstanding or, to Knowledge, threatened disputes or disagreements with respect to any Proprietary Right or any license, contract, agreement or other commitment, written or oral, relating to the same.

     (q) Litigation and Claims.

           (i) Except as identified in Exhibit P hereto (or as may be reserved for in an amount reasonably acceptable to the Operating Partnership in the calculation of the Net Proration Amount), there are no Claims which could reasonably be anticipated to result in damages in excess of $50,000 that directly or indirectly affect the Opportunity Partnership, the applicable Titleholders or the Properties.

           (ii) Neither the Opportunity Partnership nor any of its applicable Titleholders nor any of its Properties are operating under, subject to or in default with respect to any decision, order, writ, injunction or decree of any court or federal, state or municipal entity or other Governmental Entity.

     (r) No Brokers. Neither the Opportunity Partnership nor any of its general partners or the respective officers, directors or employees thereof has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of the Operating Partnership or any of its affiliates to pay any finder's fee, brokerage fees or commissions or similar payment in connection with the transactions contemplated by this Contribution Agreement.

     (s) Solvency. The Opportunity Partnership has been and will be solvent at all times prior to and immediately following the transfer of the Titleholder Interests to the Operating Partnership.

     (t) No Misrepresentations. To Knowledge, no representation, warranty or statement made, or information provided, by the Opportunity Partnership in this Contribution Agreement or in any other document or instrument furnished or to be furnished by or on behalf of the Opportunity Partnerships pursuant hereto
(i) contains or will contain any untrue statement of a material fact or (ii) omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading when read together with all other such documents and instruments.

     (u) Partners/Members. The Opportunity Partnership has made available to the Operating Partnership a true and accurate list of all of the partners, other equity holders or members or record, as applicable, of (i) the Opportunity Partnership and (ii) the Titleholders that own, directly or indirectly, an interest in any of the Properties, together with their percentage interests in the Opportunity Partnership or each Titleholder.

     (v) Insurance. Each Titleholder currently has in place the public liability, casualty and other insurance coverage with respect to each Property as the Opportunity Partnership reasonably deems necessary. Each of the insurance policies with respect to the Properties is in full force and effect and all premiums due and payable thereunder have been fully paid when due. No Opportunity Partnership or Titleholder has received from any insurance company any notices of cancellation or intent to cancel any insurance.

     (w) Leases. A true and correct copy of all leases (and all amendments thereto or modifications thereof) to which a Titleholder is a party or by which a Titleholder or Property is bound or subject (collectively, the "Leases") has been delivered to or made available to the Operating Partnership or its representatives. To Knowledge except as otherwise disclosed to the Operating Partnership or its representatives, each of the Leases is and will be valid and binding and is in full force and effect in all material respects. To Knowledge, except as otherwise disclosed to the Operating Partnership or its representatives, no party to any Lease has breached or defaulted under the terms of any Lease, except for such breaches or defaults that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of any Property.

     (x) Schedule of Liabilities and Assets. The schedule of liabilities and assets to be delivered in connection with the calculation of the Net Proration Amount shall be true, correct and complete in all material respects; provided that, for these purposes, a liability which has not been asserted in writing or is otherwise based on a written agreement shall not be deemed to exist unless it is for goods and services provided or agreed to be provided and shall not include liabilities for which the Operating Partnership agrees that there are valid defenses to payment which are reasonably likely to prevail.

     (y) Financial Statements; Undisclosed Liabilities. The financial statements which the Opportunity Partnership provided to the Operating Partnership have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP, the consolidated financial position of such Contributor as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).
Except as set forth in such financial statements, neither any Contributor nor any subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Contributor or in the notes thereto and which, individually or in the aggregate, would have a Material Adverse Effect.

     3.3 REPRESENTATIONS AND WARRANTIES OF EQUITY OFFICE.

     Each of EOH and EGI makes the following representations and warranties to the Operating Partnership solely with respect to itself and the Management Business contributed by it hereunder:

     (a) Organization; Authority. Each of EOH and EGI is duly formed, validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its formation, and has all requisite power and authority to own, lease or operate its property and to carry on its business as presently conducted and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary.

     (b) Due Authorization. The execution, delivery and performance of this Contribution Agreement by each of EOH and EGI has been duly and validly authorized by all necessary action of each of them. The Contribution Agreement has been duly executed and delivered by each of EOH and EGI and constitutes a legal, valid and binding obligation of each of them enforceable against each of them in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.

     (c) Consents and Approvals. No consent, waiver, approval or authorization of any third party is required to be obtained by EOH or EGI in connection with the execution, delivery and performance by any of them of the Contribution Agreement and the transactions contemplated hereby, except for any of the foregoing that shall have been obtained prior to the Closing Date.

     (d) Ownership of the Management Business. Each of EOH and EGI is the sole owner of the Management Business to be contributed by it and has not pledged, assigned, hypothecated or otherwise encumbered such Management Business. EOH is the successor owner to all portions of the Management Business previously owned by its subsidiary entities, Equity Captial Holdings, L.L.C. and Equity Office Properties, L.L.C.

     (e) Management Contracts. A true and correct copy of all of the contracts or other written understandings, to which each of EOH and EGI is a party or by which EOH and EGI is bound that relate to its Management Business except for contracts or understandings that are not material to the business and operations of the Management Business (collectively, the "Management Contracts") has been delivered to or made available to the Operating Partnership. Each of the Management Contracts is valid and binding and in full force and effect in all material respects. No party to the Management Contracts has breached or defaulted under the terms of any Management Contract, except for such breaches or defaults that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the Management Business.

     (f) Permits. To the Knowledge of EOH and EGI, each has such franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities (collectively "Permits") as are necessary for the ownership, use, operation and licensing of the Management Business, except for any Permits for which the failure to possess would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the

Management Business, and neither EOH nor EGI is in violation of any such material Permit in any material respect.

     (g) Non-Foreign Status. Neither EOH nor EGI is a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate (as defined in the Code), and none of them is, therefore, subject to the provisions of the Code relating to the withholding of sales proceeds to foreign persons.

     (h) Investment Purposes. Each of EOH and EGI acknowledges its understanding that the offering and sale of the Units to be acquired pursuant to the Contribution Agreement are intended to be exempt from registration under the Act. In furtherance thereof, each of EOH and EGI represents and warrants only with respect to itself to the Company that it is an "accredited investor" (as such term is defined in Rule 501(a) of Regulation D under the Act) and has no intention of engaging in a public distribution of such Units.

     (i) No Brokers. Neither EOH nor EGI nor any of its respective officers, directors or employees has incurred or will incur any liability for any brokerage fees, commissions or finders' fees that have been paid or may become payable by the Operating Partnership or any of its affiliates to any broker or finder engaged by or on behalf of any of them or any of their officers, directors or employees in connection with the transaction contemplated by this Contribution Agreement.

     (j) Compliance with Laws. Neither EOH nor EGI has received any written notice of any violation and there are no such violations, of any employment, environmental, or other regulatory law, order, regulation, or requirement relating to the Management Business which, individually or in the aggregate, would have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the Management Business.

     (k) Insurance. Each of EOH and EGI currently has in place public liability, casualty and other insurance coverage with respect to the Management Business as is usual and customary for the conduct of similar businesses. To the Knowledge of EOH and EGI, each of the insurance policies with respect to the Management Business is in full force and effect. All premiums due and payable in respect to such insurance policies have been fully paid when due. Neither EOH nor EGI has received from any insurance company any notices of cancellation or intent to cancel any insurance.

     (l) Taxes. No tax lien or other charge exists or will exist upon consummation of the transactions contemplated hereby with respect to the Management Business except such tax liens for which the tax is not yet due and payable or tax liens or other charges which individually or in the aggregate would not have a material adverse effect on the Operating Partnership.

     (m) No Violation. None of the execution, delivery or performance of this Contribution Agreement and the transactions contemplated hereby does or will, with or without the giving of notice, lapse of time, or both, (i) violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination or cancellation of (A) the organizational documents of EOH or EGI, (B) any material agreement, document or instrument to which EOH or EGI or its Management Business is bound or (C) any term or provision of any judgment, order, writ, injunction, or decree of any Governmental Entity binding on EOH or EGI or any of its assets or properties or (ii) result in the creation of any Lien, other than Permitted Liens, upon the Management Business.

     (n) Solvency. Each of EOH and EGI has been and will be solvent at all times prior to and immediately following the transfer of the Management Business to the Operating Partnership.

     (o) No Misrepresentations. To Knowledge, no representation, warranty or statement made, or information provided, by EOH, EGI or any Opportunity Partnership in this Contribution Agreement or in any other document or instrument furnished or to be furnished by or on behalf of EOH or EGI or any Opportunity Partnership pursuant hereto (i) contains or will contain any untrue statement of a material fact or (ii) intentionally omits or will intentionally omit to state a material fact necessary to make the statements contained herein or therein not misleading when read together with all other such documents and instruments.

     (p) Schedule of Liabilities and Assets. The schedule of liabilities and assets which Equity Office hereby agrees to deliver at or prior to Closing, calculated as of the Final Valuation Date in respect to the Management Business, shall be true, correct and complete in all material respects; provided that, for these purposes, a liability which has not been asserted in writing or is otherwise based on a written agreement shall not be deemed to exist unless it is for goods and services provided or agreed to be provided and shall not include liabilities for which the Operating Partnership agrees that there are valid defenses to payment which are reasonably likely to prevail.

     3.4 LEGENDING.

     Each certificate representing the Units (and any Common Shares that might be exchanged therefor) shall bear the a legend substantially in the form set forth below:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

     In addition, the Common Shares for which the Units might be exchanged shall also bear a legend which generally provides the following:

THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE COMPANY'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE COMPANY'S DECLARATION OF TRUST, (1) NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN THE COMPANY'S

COMMON SHARES IN EXCESS OF 9.9% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING COMMON SHARES OF THE COMPANY; (2) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN COMMON SHARES THAT WOULD RESULT IN THE COMPANY BEING "CLOSELY HELD" UNDER SECTION 856(H) OF THE CODE OR OTHERWISE CAUSE THE COMPANY TO FAIL TO QUALIFY AS A REIT; AND (3) NO PERSON MAY TRANSFER COMMON SHARES IF SUCH TRANSFER WOULD RESULT IN THE SHARES OF BENEFICIAL INTEREST OF THE COMPANY BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN COMMON SHARES WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN COMMON SHARES IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE COMPANY. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE COMMON SHARES REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE COMPANY MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF TRUSTEES IN ITS SOLE DISCRETION IF THE BOARD OF TRUSTEES DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL UNDERSCORED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE DECLARATION OF TRUST OF THE COMPANY, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF COMMON SHARES ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY.

     4. COVENANTS OF CONTRIBUTORS

        From the date hereof through the Closing, each of the Opportunity Partnerships shall itself and shall cause each of its Titleholders to conduct its business and Equity Office shall conduct the Management Business, in each case, in the ordinary course, consistent with past practice, and shall not itself and shall not cause or permit any of its Titleholders to or, in the case of Equity Office, in respect to the Management Business shall not:

        (i) Enter into any material transaction not in the ordinary course of business;

        (ii) Sell or transfer any material assets of the Titleholders or the Management Business; provided that nothing contained herein shall be deemed to constitute a limitation on the right of (w) any Opportunity Partnership to distribute to its partners net proceeds from the sale of non-office assets; (x) any Opportunity Partnership to distribute to its partners, or reserve for future distribution to its partners, amounts which it believes to be necessary for the continued qualification of any limited partner thereof as a real estate investment trust; (y) EOH and each of its subsidiary entities, Equity
Office Properties, L.L.C. and Equity Capital Holdings, L.L.C., to distribute to their respective members, and EGI to distribute to its shareholders, cash generated from the operation of the Management Business for the period prior to the Closing Date; or (z) Opportunity Partnership I to distribute, directly or indirectly, to its partners its entire right, title and interest in ZML-Swansea Mall Limited Partnership;

        (iii) Mortgage, pledge or encumber (or permit to become further encumbered except by Permitted Liens) any Titleholder Interests or the Management Business;

        (iv) Materially amend, modify or terminate any material agreements (including, without limitation, those agreements which constitute Management Contracts) or other instruments to which any of the Titleholders or the Management Business are a party except such agreements or instruments that may terminate pursuant to their own terms prior to Closing; or

        (v) Materially alter the manner of keeping the Titleholders' or the Management Business' books, accounts or records or the accounting practices therein reflected.

     5. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; REMEDIES; INDEMNIFICATION.

        5.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; REMEDY FOR BREACH.

        All of the representations and warranties contained in this Contribution Agreement or in any document delivered pursuant hereto shall survive the Closing for a period of one (1) year from and after the Closing. Any claim for indemnification under Sections 5.3 hereof must be asserted in writing by the Indemnified Party, as the case may be, stating the nature of the Losses and the basis for the indemnification therefor within one (1) year from and after the Closing. If so asserted in writing within one (1) year from and after the Closing, such claims for indemnification shall survive until resolved by mutual agreement between the parties to such claim or until final judicial determination. Any claim for indemnification not so asserted in writing within one (1) year from and after the Closing shall not thereafter be asserted and shall forever be waived.

        5.2 INDEMNIFICATION BY OPERATING PARTNERSHIP.

        The Operating Partnership hereby agrees to indemnify and hold harmless each of the Opportunity Partnerships, each of their constituent partners, Equity Office, its members and shareholders and each of their respective directors, members, managers, officers, employees, agents, representatives and affiliates (each an "Indemnified Contributor Party") of and from and against any and all Losses asserted against, imposed upon or incurred by the Indemnified Contributor Party in connection with: (i) any breach of a representation or warranty of the Operating Partnership contained in this Contribution Agreement; (ii) any liabilities or obligations incurred, arising from or out of, in connection with or as a result of any Claims made or Actions brought by or against the Opportunity Partnership, the Titleholders, the Properties or an Indemnified Contributor Party, that arise from or out of, in connection with or as a result of any Contamination of the Properties regardless of when or how occurring, except to the extent, and only to the extent, such Losses arise from a breach of a representation and warranty of the Indemnified Contributor Party under Section 3.2 hereof; (iii) the operation or ownership of the Properties or the Titleholder Interests, whether before or after Closing (except to the extent such loss is attributable to a breach of a representation or warranty of the Indemnified Contributor Party contained herein); and (iv) all fees, costs and expenses incurred in connection with the actions contemplated by this Contribution Agreement, including without limitation any and all costs associated with the transfers contemplated herein.

     5.3 INDEMNIFICATION BY CONTRIBUTORS.

         Each Contributor hereby agrees to indemnify and hold harmless the Operating Partnership and its affiliates and each of their respective directors, managers, officers, employees, agents, representatives and affiliates (each of which is an "Indemnified Party") from and against any and all losses, claims, liabilities, damages, costs and expenses ("Loss") asserted against, imposed upon or incurred by the Indemnified Party in connection with or as a result of any breach of a representation or warranty of such Contributor contained in this Contribution Agreement or in any document delivered by the Contributor pursuant to this Contribution Agreement (with any such breach being determined solely for purposes of this Section 5.3 without regard to whether such breach has a Material Adverse Effect on the Operating Partnership).

         In addition, EOH and EGI hereby agree to indemnify and hold harmless the Operating Partnership from and against any and all Losses asserted against, imposed upon or incurred by the Operating Partnership as a result of its ownership or operation of the Management Business but only to the extent that such Losses are attributable to the period prior to the Closing Date.

     5.4 NOTICE AND DEFENSE OF CLAIMS.

         As soon as reasonably practicable after receipt by the Indemnified Party of notice of any liability or claim incurred by or asserted against the Indemnified Party that is subject to indemnification under this Section 5, the Indemnified Party shall give notice thereof to the Contributor, including liabilities or claims to be applied against the indemnification threshold established pursuant to Section 5.5 hereof. The Indemnified Party may at its option demand indemnity under this Section 5 as soon as a claim has been threatened by a third party, regardless of whether any actual Losses have been suffered, so long as the Indemnified Party shall in good faith determine that such claim is not frivolous and that the Indemnified Party may be liable for, or otherwise incur, Losses as a result thereof and shall give notice of such determination to the Contributor. The Indemnified Party shall permit the Contributor, at its option and expense, to assume the defense of any such claim by counsel selected by the Contributor and reasonably satisfactory to the Indemnified Party, and to settle or otherwise dispose of the same; provided, however, that the Indemnified Party may at all times participate in such defense at its expense; and provided further, however, that the Contributor shall not, in defense of any such claim, except with the prior written consent of the Indemnified Party in its sole and absolute discretion, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to the Indemnified Party and its affiliates a release of all liabilities in respect of such claims, or that does not result only in the payment of money damages. If the Contributor shall fail to undertake such defense within 30 days after such notice, or within such shorter time as may be reasonable under the circumstances, then the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such liability or claim on behalf of and for the account of the Contributor.

     5.5 LIMITATIONS ON AND THRESHOLD FOR INDEMNIFICATION

     (a) No Contributor shall be liable under Sections 3.2, 3.3 or 5.3 hereof unless and until the aggregate amount recoverable from Indemnifying Parties under the indemnification provisions set forth in Section 5.3 exceeds $250,000; provided, however, that once the total amount recoverable from Indemnifying Parties exceeds $250,000 in the aggregate, the Contributor's obligation under
Section 5.3 hereof shall be for the full amount of such obligation.

     (b) Notwithstanding anything contained herein to the contrary, no Opportunity Partnership shall be liable or obligated to make payments under this Agreement or any document delivered pursuant to its terms to the extent such payments when aggregated with any payments made by its parent ZML REIT under Section 6.3 of the Merger Agreement would exceed the net realizable value (calculated from time to time as of the date or dates on which claims are paid hereunder) of one percent (1%) of the Shares issued or which may be issued in exchange for Units issued to such Opportunity Partnership pursuant to Section
1.3 hereof.

     (c) Notwithstanding anything contained herein to the contrary, neither EOH nor EGI, shall individually or collectively be liable pursuant to this Agreement for an amount which is greater than Fifteen Million Dollars ($15,000,000) in the aggregate.

  6. MISCELLANEOUS

     6.1 FURTHER ASSURANCES.

     Each of the Contributors shall take such other actions and execute such additional documents following the Closing as the Operating Partnership may reasonably request in order to effect the transactions contemplated hereby.

     6.2 COUNTERPARTS.

     This Contribution Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6.3 GOVERNING LAW.

     This Contribution Agreement shall be governed by the internal laws of the State of Illinois, without regard to the choice of law provisions thereof.

     6.4 NOTICES.

     Any notice to be given hereunder by any party to the other shall be given in writing by personal delivery or by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed communicated as of the date of personal delivery (including delivery by overnight courier). Mailed notices shall be addressed as set forth below, but any party may change the address set forth below by written notice to other parties in accordance with this Section 7.4.

TO THE OPPORTUNITY PARTNERSHIPS:    TO EQUITY OFFICE:
c/o Rosenberg & Liebentritt, P.C.   c/o  Rosenberg & Liebentritt, P.C.
Two North Riverside Plaza           Two North Riverside Plaza
Suite 1515                          Suite 1515
Chicago, Illinois  60606            Chicago, Illinois  60606
Attn.: Donald J. Liebentritt        Attn.: Donald J. Liebentritt
Tel: 312.466.3362                   Tel: 312.466.3362
Fax: 312.454.0335                   Fax: 312.454.0335


TO THE OPERATING PARTNERSHIP:
c/o Equity Office Properties Trust
Two North Riverside Plaza
Suite 2200
Chicago, Illinois  60606
Attn.: Chief Legal Counsel
Tel: 312.466.3362
Fax: 312.559.5021

     IN WITNESS WHEREOF, the parties have executed this Contribution Agreement as of the date first written above.

                           "OPERATING PARTNERSHIP"

                          EOP OPERATING LIMITED PARTNERSHIP,
                          a Delaware limited partnership



                              By:  EQUITY OFFICE PROPERTIES TRUST, a
                                   Maryland real estate investment trust


                                        By:
                                              -------------------------------
                                        Name:
                                              -------------------------------
                                        Title:
                                              -------------------------------

      "CONTRIBUTOR"


      Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership, an Illinois limited partnership

      By: ZML Partners Limited Partnership, an Illinois limited partnership, its general partner

             By: ZM Investors Limited Partnership, an Illinois limited partnership, its general partner

                    By:    ZM, Inc., an Illinois corporation, its general
                           partner

                           By:
                                -------------------------------------------
                           Its:
                                -------------------------------------------

      Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership II, an Illinois limited partnership

      By: ZML Partners Limited Partnership II, an Illinois limited partnership, its general partner

             By: ZM Investors Limited Partnership II, an Illinois limited partnership, its general partner

                    By: Zell/Merrill II, Inc., an Illinois corporation, its general partner


                        By:
                             -----------------------------------------------
                        Its:
                             -----------------------------------------------


      Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership III, an Illinois limited partnership

      By:    ZML Partners Limited Partnership III, an Illinois
             limited partnership, its general partner

             By: ZM Investors Limited Partnership III, an Illinois limited partnership, its general partner

                     By: Zell/Merrill III, Inc., an Illinois corporation, its general partner


                              By:
                                   -----------------------------------------

                              Its:
                                   -----------------------------------------

Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership IV, an Illinois limited partnership

By:    ZML Partners Limited Partnership IV, an Illinois
       limited partnership, its general partner

      By:    ZM Investors Limited Partnership IV, an
             Illinois limited partnership, its general partner

             By: Zell/Merrill IV, Inc., an Illinois corporation, its general partner

                     By:
                           -----------------------------------------------
                     Its:
                           -----------------------------------------------

     EQUITY OFFICE HOLDINGS, L.L.C.


     By:
         ---------------------------------------------
     Its:
         ---------------------------------------------



     EQUITY GROUP INVESTMENTS, INC.


     By:
           ---------------------------------------------
    Its:
           ---------------------------------------------

               SCHEDULE OF EXHIBITS TO CONTRIBUTION AGREEMENT



Exhibit A-1  Constituent Interests of Opportunity Partnership I Titleholder Interests

Exhibit A-2  Constituent Interests of Opportunity Partnership II Titleholder Interests

Exhibit A-3  Constituent Interests of Opportunity Partnership III Titleholder Interests

Exhibit A-4  Constituent Interests of Opportunity Partnership IV Titleholder Interests

Exhibit B    Titleholders' Real Property Interests

Exhibit C    Management Business

Exhibit D    Opportunity Partnership Assignment and Assumption Agreement

Exhibit E    Bill of Sale

Exhibit F    Assignment and Assumption of Intangible Rights

Exhibit G    Amended and Restated Agreement of Limited Partnership for the Operating Partnership

Exhibit H    Assignment and Assumption of Management Business Agreement

Exhibit I    Management Business Bill of Sale

Exhibit J-1  Amendment to Partnership Agreement for Opportunity Partnership 1

Exhibit J-2  Amendment to Partnership Agreement for Opportunity Partnership 2

Exhibit J-3  Amendment to Partnership Agreement for Opportunity Partnership 3

Exhibit J-4  Amendment to Partnership Agreement for Opportunity Partnership 4

Exhibit K    Merger Agreement

Exhibit L    Title Policies

Exhibit M    Schedule of Third Party Rights to Acquire Interests in Titleholders

Exhibit N    Pending Condemnations

Exhibit O    Schedule of Environmental Reports

Exhibit P    Schedule of Pending Claims

                                   EXHIBIT C
                                       TO
                             CONTRIBUTION AGREEMENT

                     MANAGEMENT BUSINESS TO BE CONTRIBUTED



Management Agreements:

As specified on Schedule C-1 as attached




Office Personal Property:

1. All Office furniture and Equipment of EOH and EOP.

2. All Telephone System Equipment of EOH and EOP.

3. All Data Processing Systems and Equipment of EOH and EOP.

4. All Deposits held by EOH and EOP for the account of third parties.

Insurance Reserve:

Amounts held as a reserve against payment of future health insurance claims of employees.

Excluded Assets:

      (a)  income tax refunds;

      (b) Equity Office's corporate records, including without limitation, Limited Liability Company Agreements, minute books and other records having to do exclusively with the legal organization of Equity Office;

      (c) except as specified above, all cash, cash equivalents and accounts receivable;

      (d) all leasing commissions due Equity Office as a result of leases, extensions or amendments which are identified in a schedule of "protected transactions" to be submitted to the Operating Partnership at the Closing but only if such leases, extensions or amendments are executed on or before the sixtieth (60th) day after the Closing Date;

      (e) all other management fees, acquisition fees, leasing/supervisory fees, development fees, engineering, consulting or other fees due Equity Office for services rendered prior to the Closing Date; and

      (f) the benefit of all insurance policies to the extent they insure the Management Business prior to the Closing Date.

                                    GLOSSARY


     The following terms have the meanings set forth below. Terms which are not defined below shall have the meaning set forth for those terms as defined in the Contribution Agreement:

     Actions: Means all actions, complaints, charges, accusations, investigations, petitions, suits or other proceedings, whether civil or criminal, at law or in equity, or before any arbitrator or Governmental Entity.

     Claims: Means claims, disputes, actions, suits, arbitrations, proceedings or investigations pending or, to Knowledge, threatened in writing that directly or indirectly affect any of the Contributors, the Titleholders, the Properties or the Management Business.

     Consolidation Expenses: Means all costs and expenses incurred in structuring and consummating the consolidation of the four Opportunity Partnerships and the merger of the four ZML REITs (collectively, the "Consolidation") including, but not limited to, legal fees, accounting fees and all other costs and expenses in connection with (a) the formation and organization of the Operating Partnerships and the Company, (b) the structuring of the terms and conditions of the Consolidation, (c) the offering and issuance of the Units and common shares in the Company, (d) all steps taken to conduct the transaction in compliance with applicable federal and state corporate, partnership, securities and other laws, (e) the receipt of all necessary consents and approvals, including those required from regulatory bodies on or before (and remaining in effect at the consummation of) the Consolidation, (f) the solicitation of consents from the Investors in each of the ZML REITs and the Opportunity Partnerships to participate in the Consolidation, (g) the acquisition by the Operating Partnership in the Consolidation of the assets and the existing liabilities of each of the Operating Partnerships, (h) fairness opinions, and (i) engagement of any financial advisor to the shareholders of the ZML REITs or owners of Units in the Opportunity Partnerships.

     Contamination: Means emissions, discharges, releases or threatened releases of "Hazardous Materials," substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, ground water or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of substances, pollutants, contaminants or hazardous or toxic substances, materials, or wastes, whether solid, liquid or gaseous in nature.

     Environmental Law: Means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, demands, approvals, authorizations and similar items of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment as in effect on the Closing Date, including all requirements as of the Closing Date, including but not limited to those pertaining to reporting, licensing, permitting, investigation, removal and remediation of Contamination, including without limitation: (x) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.
Section  9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.
Section 6901 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section

1251), the Safe Drinking Water Act (42 U.S.C. 300 et seq.), the Toxic Substances Control Act (15 U.S.C. 2601 et seq.), the Endangered Species Act (16 U.S.C. 1531 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. 1001 et seq.), and (y) applicable state and local statutory and regulatory schemes pertaining to hazardous materials.

     Governmental Entity: Means any government or agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

     Hazardous Material:  Means any substance:

     (i) the presence of which requires investigation or remediation under any Environmental Law action or policy, administrative request or civil complaint under the foregoing or under common law; or

     (ii) which is controlled, regulated or prohibited under any Environmental Law as in effect as of the Closing Date, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); or

     (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and as of the Closing Date is regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, or any state or any political subdivision thereof having or asserting jurisdiction over the Properties; or

     (iv) the presence of which on, under or about, a Property poses a hazard to the health or safety of persons on or about such Property; or

     (v) which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs) or asbestos or asbestos-containing materials or urea formaldehyde foam insulation; or

     (vi) radon gas.

     Indemnifying Party: Means any party required to indemnify any other party under Section 5.3 hereof.

     Knowledge: Means, with respect to any representation or warranty so indicated (whether or not made by Equity Office or an Opportunity Partnership), the actual knowledge (without any imputation or the obligation to make any investigation whatsoever) of every regional manager and every officer (including the Chairman of the Board) of Equity Office Holdings, L.L.C., Equity Office Properties, L.L.C. Equity Capital Holdings, L.L.C. or Equity Group Investments, Inc. whose title is Senior Vice President or higher.

     Known Contamination: Means Contamination currently existing on or affecting the applicable Property as of the Closing, and which such Contamination is disclosed in environmental reports received by the Contributor or the Titleholders on or before the Closing (the "Environmental Reports").

     Lease: All Leases affecting one or several of the Properties to which a Titleholder is a lessor or by which a Titleholder or Property is bound or subject.

     Liens: Means, with respect to any real and personal property, all mortgages, pledges, liens, options, charges, security interests, restrictions, prior assignments, encumbrances, covenants, encroachments, assessments, rights of others, licenses, easements, liabilities or claims of any kind or nature whatsoever, direct or indirect, including, without limitation, interests in or claims to revenues generated by such property.

     Losses: Means, any and all claims, losses, damages, liabilities and expenses, including, without limitation, amounts paid in settlement, reasonable attorneys' fees, costs of investigation and remediation, costs of investigative, judicial or administrative proceedings or appeals therefrom, and costs of attachment or similar bonds.

     "Material Adverse Effect" means the consequence of any event, circumstance, occurrence or condition which, either individually or together with all other such events, circumstances, occurrences or conditions described in Section 2.1, in the judgment of the Company, is likely to have a material adverse effect on the assets, business, financial condition, results of operations or prospects of the Operating Partnership and its subsidiaries, taken as a whole; provided that, for these purposes, an insured casualty loss or a taking by way of condemnation or assignment in lieu of condemnation shall not be considered in determining whether there has been a Material Adverse Effect.

     Net Proration Amount: Means, for each Opportunity Partnership's Contributed Opportunity Partnership Assets, a sum calculated in accordance with a proration schedule prepared by such Opportunity Partnership, but subject to the Operating Partnership's reasonable approval, calculated as of the Final Valuation Date describing all then-known liabilities (exclusive of liabilities for mortgage indebtedness then having a term greater than one year) and receivables of such Contributor and its affiliated Titleholders [which, for these purposes may be estimated in good faith and shall be deemed to include as an asset any sums held in escrow for the payment of real estate taxes, insurance or other costs of ownership or operation of the Properties and may be subject to creation of such reserves and, in the case of accounts receivables, such credit quality adjustments as the Contributor and the Operating Partnership reasonably deem appropriate].

     Permitted Liens: Means (a) Liens, or deposits made to secure the release of such Liens, securing taxes, the payment of which is not delinquent or the payment of which is actively being contested in good faith by appropriate proceedings diligently pursued;

     (b) Zoning laws and ordinances generally applicable to the districts in which the Properties are located which are not violated, to any material extent, by the existing structures or present uses thereof;

     (c) Liens imposed by laws, such as carriers', warehousemen's and mechanics' liens, and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings diligently pursued;

     (d) non-exclusive easements for public utilities, minor encroachments, rights of access or other non-monetary matters that do not have a material adverse effect upon, or materially interfere with the use of, the Properties;

     (e) any exceptions contained in the Title Policies; and

     (f) Liens arising through the Operating Partnership.

     Person: Means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or governmental entity.

     REIT Shares: Shall have the meaning set forth in the OP Agreement.

     S-11 Registration Statement: Means the Company's S-11 Registration Statement for the offering of Common Shares filed with the Securities and Exchange Commission under date of May 7, 1997, as it may be amended from time to time.

     Third-Party Management Business: Collectively, all Management Contracts with ownership entities whose beneficial owners include entities which are not direct or indirect partners in an Opportunity Partnership; and the Management Contract for the Plaza at LaJolla Village.

     ZML REIT: Shall mean any of ZML Investors, Inc., ZML Investors II, Inc., Zell/Merrill Lynch Real Estate Opportunity Partners III Trust or Zell/Merrill Lynch Real Estate Opportunity Partners IV Trust, each of which is a limited partner of Opportunity Partnership I, Opportunity Partnership II, Opportunity Partnership III or Opportunity Partnership IV respectively (collectively, the "ZML REITs").